EXHIBIT 99.1

News Release

First Solar, Inc. Announces Fourth Quarter & Full Year 2015 Financial Results

•	Record annual net sales of $3.6 billion for 2015. Fourth quarter net sales of $942 million

•	Full year earnings per share of $5.37. Fourth quarter EPS of $1.60

•	Cash and marketable securities of $1.8 billion, net cash of $1.5 billion

•	Maintain 2016 EPS guidance at $4.00 to $4.50

•	Record annual bookings of 3.4GWdc in 2015. 2016 year-to-date bookings of over 160MWdc

TEMPE, Ariz., Feb 23, 2016 - First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the fourth quarter and year ended December 31, 2015. Net sales were $942 million in the quarter, a decrease of $329 million from the third quarter of 2015. The decrease in net sales from the prior quarter was primarily attributable to lower revenue from the Desert Stateline project which achieved initial revenue recognition in the third quarter. In addition sales of third party module and module plus offerings decreased.

The Company reported fourth quarter earnings per share of $1.60, compared to $3.41 in the prior quarter. The decrease in net income from the third quarter was due to lower net sales, a decrease in gross margins and higher operating expenses. In the third quarter gross margins and operating expenses benefitted from a decrease in the Company’s module collection and recycling obligation. Partially offsetting the decrease in net income versus the prior quarter was a benefit from lower tax expense, which resulted from a favorable mix of jurisdictional income.

Cash and marketable securities at the end of the fourth quarter remained at $1.8 billion. Cash flows from operations were $53 million in the fourth quarter.

“We exit 2015 with record annual revenues, record new bookings and earnings per share of over five dollars” said Jim Hughes, CEO of First Solar. “As we look back to the 2015 targets first provided to investors at our Analyst Day nearly three years ago we recognize that we have achieved the efficiency, cost per watt and earnings targets outlined at that time. We enter 2016 with tremendous technology, a strong pipeline and an ongoing commitment to achieve the long term objectives we have communicated to our investors.”

The Company maintained 2016 earnings per share guidance of $4.00 to $4.50 and updated forecasted financial items as follows:

2016 Guidance	Prior	Current
Net Sales	$3.9B to $4.1B	$3.8B to $4.0B
Gross Margin %	16% to 18%	17% to 18%
Operating Expenses	$380M to $400M	Unchanged
Operating Income	$260M to $330M	Unchanged
Effective Tax Rate	16% to 18%	Unchanged
Earnings per Share[1]	$4.00 to $4.50	Unchanged
Net Cash Balance[2]	$2.0B to $2.3B	$1.9B to $2.2B
Operating Cash Flow[3]	$500M to $700M	$400M to $600M
Capital Expenditures	$300M to $400M	Unchanged
Shipments	2.9GW to 3.0GW	Unchanged

1.	Includes a gain of approximately $200 million, net of tax, from the expected sale of an equity method investment and share of 8point3 earnings

2.	Cash and marketable securities less expected debt at the end of 2016

3.	Does not include approximately $450 million from the expected sale of an equity method investment treated as an investing cash flow

www.firstsolar.com

First Solar has scheduled a conference call for today, February 23, 2016 at 4:30 p.m. ET to discuss this announcement. A live webcast of this conference call is available at http://investor.firstsolar.com/events.cfm.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until Tuesday, March 1, 2016 at 7:30 p.m. ET and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 8287868. A replay of the webcast will be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About First Solar, Inc.

First Solar is a leading global provider of comprehensive photovoltaic (PV) solar systems which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar's renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: effects on our financial statements and guidance resulting from pending tax matters; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module efficiency and balance of systems cost reduction roadmaps, restructuring, product reliability, investments in unconsolidated affiliates and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as "estimate," "expect," "anticipate," "project," "plan," "intend," "seek," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," "continue" and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A: "Risk Factors," of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC.

Contacts

First Solar Investors
Steve Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com

First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,126,826	$1,482,054
Marketable securities	703,454	509,032
Accounts receivable trade, net	500,629	135,434
Accounts receivable, unbilled and retainage	59,171	76,971
Inventories	380,424	505,088
Balance of systems parts	136,889	125,083
Deferred project costs	187,940	29,354
Notes receivable, affiliate	1,276	12,487
Prepaid expenses and other current assets	248,977	202,151
Total current assets	3,345,586	3,077,654
Property, plant and equipment, net	1,284,136	1,419,988
PV solar power systems, net	93,741	46,393
Project assets and deferred project costs	1,111,137	810,348
Deferred tax assets, net	357,693	313,891
Restricted cash and investments	333,878	407,053
Investments in unconsolidated affiliates and joint ventures	399,805	255,029
Goodwill	84,985	84,985
Other intangibles, net	110,002	119,236
Inventories	107,759	115,617
Notes receivable, affiliates	17,887	9,127
Other assets	69,722	61,670
Total assets	$7,316,331	$6,720,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$337,668	$214,656
Income taxes payable	1,330	1,727
Accrued expenses	409,452	388,156
Current portion of long-term debt	38,090	51,399
Billings in excess of costs and estimated earnings	87,942	195,346
Payments and billings for deferred project costs	28,580	60,591
Other current liabilities	57,738	88,664
Total current liabilities	960,800	1,000,539
Accrued solar module collection and recycling liability	163,407	246,307
Long-term debt	251,325	162,074
Other liabilities	392,312	320,584
Total liabilities	1,767,844	1,729,504
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 101,766,797 and 100,288,942 shares issued and outstanding at December 31, 2015 and 2014, respectively	102	100
Additional paid-in capital	2,742,795	2,697,558
Accumulated earnings	2,790,110	2,243,689
Accumulated other comprehensive income	15,480	50,140
Total stockholders’ equity	5,548,487	4,991,487
Total liabilities and stockholders’ equity	$7,316,331	$6,720,991

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Net sales	$942,324	$1,007,993	$3,578,995	$3,391,187
Cost of sales	710,886	699,611	2,659,728	2,566,246
Gross profit	231,438	308,382	919,267	824,941
Operating expenses:
Research and development	36,728	34,944	130,593	143,969
Selling, general and administrative	62,887	70,968	255,192	253,827
Production start-up	—	3,249	16,818	5,146
Total operating expenses	99,615	109,161	402,603	402,942
Operating income	131,823	199,221	516,664	421,999
Foreign currency loss, net	(1,887)	(1,269)	(6,868)	(1,461)
Interest income	6,072	4,879	22,516	18,030
Interest expense, net	(4,180)	(553)	(6,975)	(1,982)
Other (expense) income, net	(1,773)	213	(5,502)	(4,485)
Income before taxes and equity in earnings of unconsolidated affiliates	130,055	202,491	519,835	432,101
Income tax benefit (expense)	15,290	(10,545)	6,156	(31,188)
Equity in earnings of unconsolidated affiliates, net of tax	18,790	1,372	20,430	(4,949)
Net income	$164,135	$193,318	$546,421	$395,964
Net income per share:
Basic	$1.62	$1.93	$5.42	$3.96
Diluted	$1.60	$1.90	$5.37	$3.90
Weighted-average number of shares used in per share calculations:
Basic	101,400	100,246	100,886	100,048
Diluted	102,293	101,509	101,815	101,643

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